Project Talent Discussion Materials Prepared for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. March 7, 2023 Exhibit (c)(xxvi)

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Disclaimer 1

I. P.3 II. P.10 a. P.11 b. P.15 III. P.25 IV. P.37 P.46 I. P.47 II. P.53 Table of Contents I. Executive Summary II. Situation Update a. Macro Environment b. Diamond III. Company Management Forecast IV. Valuation Considerations Appendix: Supporting Background Materials WACC Analysis Further Supporting Materials 2

I Executive Summary

Context & Final Offer Overview

- **Context**
  - **The Target Company:** Diamond ("Diamond" or the "Company") has been listed on Nasdaq since its IPO on March 25, 2021
    - Shareholders in the Company consist of affiliated shareholders ("Baryte"), representing ~73% of the Company's issued and outstanding shares, and unaffiliated shareholders / public float, representing ~27%
  - **Evercore Role:** In the context of the proposed acquisition by Pearl and its affiliated company Sapphire (together "Pearl"), of all the issued and outstanding shares of the Company (the "Proposed Transaction"), a Special Committee of the Board of Directors of Diamond (the "Special Committee") was formed on January 17, 2023, with the authority to, among other things, negotiate with respect to the Pearl proposal and determine whether a transaction would be in the best interests of the Company and its unaffiliated shareholders (including the authority to reject a transaction); Evercore L.L.C. ("Evercore") has been engaged as financial advisor to the Special Committee
- **Final Offer**
  - On March 3, 2023, Pearl verbally made its final offer at **$8.00 per share in cash for all shareholders** ("Pearl's Final Offer"), representing a total equity value of $2,620m
    - This offer represented a 30% premium to Diamond's closing share price on March 6, 2023 of $6.14 (35% premium to Diamond's closing share price on March 7, 2023 of $5.95), and a 36% premium to the Company's VWAP for the 30-day trading period ended March 6, 2023 of $5.87 (and a 36% premium to the Company's VWAP for the 30-day trading period ended March 7, 2023 of $5.90) and an implied TEV / 2023E EBITDA multiple of 12.0x
    - This is a $.50/share increase above Pearl's January 11, 2023 offer (the "2nd Offer"; first offer was made on August 3, 2022) of $7.50/share for each share of the Company; the 2nd offer was the catalyst for Diamond's Special Committee to be formed and to engage Evercore
    - Baryte is expected to roll-over a portion of its equity position ($617m) in the combined entity and also exchange a portion of its equity position for a preferred equity instrument ($425m) in the combined entity
  - Shortly thereafter, also on the evening of March 3, 2023, Baryte communicated to Wachtell and select members of the Special Committee that it is willing to re-allocate $37m of equity value offered by Pearl in a manner such **that Diamond's unaffiliated shareholders** (the "Public") **receive $8.40** per share in cash ("Baryte's Final Offer")
    - This effective offer to the unaffiliated shareholders of $8.40 represents a 37% premium to Diamond's closing share price on March 6, 2023 of $6.14 (41% premium to Diamond's closing share price on March 7, 2023 of $5.95), and a 43% premium to the Company's VWAP for the 30-day trading period ended March 6, 2023 of $5.87 (and a 42% premium to the VWAP for the 30-day trading period ended March 7, 2023 of $5.90)
    - It also represents a TEV / 2022LE EBITDA multiple of 13.8x and TEV / 2023E EBITDA multiple of 12.4x
- The Special Committee has asked us whether, in our opinion, the $8.40 per share price to be received by holders of the Company shares in the merger is fair, from a financial point of view, to such holders other than Baryte or the holders of shares owned by the Company or Pearl or any of its subsidiaries or dissenting shares

Source: FactSet as of March 6, 2023, EBITDA figures per Company Management Forecast, Pearl's Final Offer; Baryte's Final Offer

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In connection with rendering our opinion, we have, among other things: i. Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates; ii. Reviewed certain internal projected financial data relating to the Company prepared and furnished to us by Management of the Company, as approved for our use by the Special Committee (the “Company Management Forecast”); iii. Discussed with Management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Company Management Forecast; iv. Reviewed the reported prices and the historical trading activity of the company shares; v. Compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant; vi. Compared the financial performance of the Company and the valuation multiples relating to the merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant; vii. Reviewed the financial terms and conditions of the merger agreement; and viii. Performed such other analyses and examinations and considered such other factors that we deemed appropriate Evercore Review Status Update 5

Pearl’s & Baryte’s Final Offers – $8.40/share Offer to Public Source: FactSet as of March 6, 2023, Pearl S&U draft received March 4, 2023 (1) Capitalization figures per Pearl’s communicated assumptions consist of 92mm Public shares and 237mm Baryte shares and Net Debt of $1,842mm per Pearl Management. Baryte consideration per Pearl’s communicated assumptions consists of $850mm in Cash at close, $425mm in Preferred Equity and $617mm in Rollover $mm / $ per share To Public SH To Baryte Total Equity Value Components Shares Purchased at Cash Price 92 Cash Price $8.00 $8.00 Cash Consideration @8.00 to Each $739 $850 $1,589 Shares Purchased at Cash Price 92 Value Transfer Per Share of Additional Cash to Public $0.40 Total Value of Additional Cash Consideration to Public $37 ($37) Total Cash Consideration $776 $813 $1,589 Number of Shares (mm) 92 237 329 Total Package Offer Price / Share $8.40 $8.00 Premium to 2023-Mar-06 Close ($6.14) 37% 30% Premium to 30 Day VWAP ($5.89) 43% 36% Preferred Equity Consideration $425 $425 Rollover Consideration $617 $617 Pearl Final Offer @ $8.00 Capitalization figures and Baryte consideration per Pearl’s communicated assumptions(1) 6

5.89 6.14 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 4.00 4.50 5.00 5.50 6.00 6.50 7.00 7.50 8.00 8.50 9.00 9.50 10.00 10.50 11.00 11.50 12.00 12.50 13.00 13.50 14.00 2022-Jul-20 2022-Aug-20 2022-Sep-20 2022-Oct-20 2022-Nov-20 2022-Dec-20 2023-Jan-20 2023-Feb-20 Pearl’s & Baryte’s Final Offers vs 30D VWAP Diamond Rolling 30D VWAP Over Time (22-Jul – Current, $ per Share) Source: FactSet as of March 6, 2023, Pearl’s Final Offer; Baryte’s Final Offer Calculated Price Line @ Premium to Rolling 30D VWAP 2023-Mar-3 Baryte’s Final Offer Premium of 43% for the Public Diamond Share Price Pearl's Final Offer Baryte's Final Offer $ per Share 2023-Mar-03 2023-Mar-03 Price Offer 8.00 8.40 Closing Price as of 2023-Mar-06 6.14 6.14 Calculated Premium 30% 37% 30D VWAP @ Time of Pearl’s Offer 5.87 5.87 Calculated Premium 36% 43% Price per Share ($) Daily Shares Traded (‘000s) +36% 8.40 +43% Rolling 30D VWAP 8.00 7

Analysis At Various Prices

		Diamond Share Price as of 2023-Mar-06	Pearl's Final Offer	Baryte's Final Offer	Diamond Consensus		For Reference Ecolab
Share Price ($)		6.14	8.00	8.40	Metric	FactSet	2023-Mar-03
% Premium to Current SP		0%	30%	37%	At Current SP		
% Premium to 30D VWAP		4%	36%	43%			
NOSH (m) (1)		327.5	327.5	327.5			
Equity Value		**2,011**	**2,620**	**2,751**			**46,541**
Net Debt (2)		1,841	1,841	1,841			10,982
TEV		**3,852**	**4,461**	**4,592**			**57,523**
Company Management Forecast	**$mm**		TEV / EBITDA		**Consensus**		
EBITDA 2022LE	332	11.6x	13.4x	13.8x	334	11.5x	21.2x
EBITDA 2023E	370	10.4x	12.0x	12.4x	378	10.2x	19.4x
EBITDA 2024E	398	9.7x	11.2x	11.6x	437	8.8x	17.6x
Company Management Forecast	**$mm**		TEV / EBIT		**Consensus**		
EBIT 2022LE	240	16.1x	18.6x	19.2x	244	15.8x	32.4x
EBIT 2023E	275	14.0x	16.2x	16.7x	301	12.8x	28.8x
EBIT 2024E	302	12.8x	14.8x	15.2x	354	10.9x	25.5x
Company Management Forecast	**$ / sh**		Price / Earnings		**Consensus**		
EPS 2022LE	$0.29	21.3x	27.7x	29.1x	$0.30	20.6x	36.2x
EPS 2023E	$0.36	16.9x	22.0x	23.1x	$0.42	14.7x	33.3x
EPS 2024E	$0.45	13.6x	17.8x	18.6x	$0.57	10.7x	28.2x

Pearl's offer on an undifferentiated basis between shareholder groups

Price received by public shareholders following differential consideration agreement with Baryte

Source: Company Management Forecast, Company Filings, FactSet as of March 6, 2023 for Diamond share price and 30D VWAP & March 3, 2023 for all other market data, Pearl's Final Offer; Baryte's Final Offer
Note: (1) Number of Shares Outstanding (NOSH) consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management
(2) Refer to Appendix for Net Debt definition

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Valuation Summary

(All financials in $mm unless otherwise stated)

Pearl's Final Offer: $8.00 ◆
◆ Baryte's Final Offer: $8.40

	Valuation Methodology	Metric Applied	Valuation Range ($ per Share)	Implied TEV[1,2] / EBITDA 2022LE	Implied TEV[1,2] / EBITDA 2023E
Core Valuation Methodologies – DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Perpetuity Growth Rate Approach* *WACC Range: 9.0 – 10.0%* *PGR Range: 3.25 – 3.75%*	5.72 – 9.03	*11.2x - 14.4x*	*10.0x - 13.0x*
		Terminal Multiple Approach *WACC Range: 9.0 – 10.0%* *Terminal Value LTM EBITDA Multiple Range: 10.0 – 12.0x*	6.95 – 9.68	*12.4x - 15.1x*	*11.1x - 13.5x*
Core Valuation Methodologies – Trading Multiples	Avg. Diamond discount to Ecolab applied to Ecolab multiple	10.6 – 12.2x 2023E EBITDA Average of discount of Diamond to Ecolab TEV / NTM EBITDA multiple of (-7.8x) applied to Ecolab current - average since IPO NTM multiples: 18.4 – 20.0x	6.37 – 8.18	*11.8x - 13.6x*	*10.6x - 12.2x*
	Smaller Companies Universe	Median – 3rd Quartile TEV / 2023E EBITDA Multiples: 10.5 – 12.0x Applied on Diamond's 2023E EBITDA	6.25 – 7.95	*11.7x - 13.4x*	*10.5x - 12.0x*
Core Valuation Methodologies – Precedent Multiples	Precedent transactions in the Hygiene / Cleaning Sector	TEV / LTM EBITDA Multiples: 12.0 – 14.0x Applied on Diamond's 2022LE[4] EBITDA	6.56 – 8.59	*12.0x - 14.0x*	*10.8x - 12.6x*
For reference only – Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 28 – 41% on Share price (March 6, 2023) of $6.14	7.86 – 8.66	*13.3x - 14.1x*	*11.9x - 12.6x*
		Applied Median – 3rd Quartile Premia of 31 – 49% on 1m VWAP (March 6, 2023) of $5.89	7.71 – 8.77	*13.1x - 14.2x*	*11.8x - 12.7x*
For reference only – Current Market Value	Current Share Price	Share price (March 6, 2023): $6.14	6.14	*11.6x*	*10.4x*
	52-week High / Low Share Price	Share price: $3.95 – $10.68	3.95 – 10.68	*9.4x - 16.1x*	*8.5x - 14.4x*
	Discounted Future Share Price (as per December 31, 2025)	Applied NTM EBITDA Multiple Range of 8.8 – 10.8x to 2026E EBITDA, Equity value discounted to today at 12.2% Cost of Equity[3]	5.93 – 8.09	*11.4x - 13.5x*	*10.2x - 12.1x*
	Research Target Price Range	Target price low / high: $5.00 – $9.00 (Median: $6.00)	5.00 – 9.00 (◆ 6.00)	*10.5x - 14.4x*	*9.4x - 12.9x*

EVERCORE

Source: Company Management Forecast, Company Filings, FactSet as of March 6, 2023 & March 3, 2023.
Note: (1) Number of Shares Outstanding (NOSH) consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management (2) Refer to Appendix for Net Debt definition. (3) Midpoint of Supply Side and Historical Cost of Equity Calculation for discounting based on unlevered smaller companies universe median Beta of 0.76 and Total Debt / Total Capitalisation of 27.5% (see WACC analysis in Appendix) (4) LE = Latest Estimate

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II Situation Update

IIa Situation Update Macro Environment

Slightly Improved Current Environment but Mixed Outlook, Weighing on Sector Valuations

Valuation Implications

1. Strong recent macro indicators have led analysts to marginally improve their US' Real GDP growth outlook for FY23E from +0.3% in Dec-22A to +0.6% today; Eurozone expected to slightly grow vs FY22A (+0.1% vs. -0.1% decline in Dec-22A). No changes for FY24E outlook



2. FY23E CPI outlook in both US and Eurozone remain broadly unchanged, at +4.0% and +5.8% respectively. Inflation expected to continue to ease compared to FY22A, with US and Eurozone CPI increased by +8.0% and +8.4% respectively



3. EUR/USD expectations have recently continued to improve, moving towards $1.10 by Dec-23E and $1.12 by Dec-24E, reversing FY-22A headwinds into potential FY23E/FY24E tailwinds for the large Euro area activity



4. Publicly reporting Chemical companies guiding towards difficult 1Q23E but with improving prospect for 2Q-4Q 2023E



5. Ecolab's shares reacted positively (+10.9% in 2 days, still trading at +10.5%) following Q4-22 results release: +12% topline growth (I&S: +11%), +10% Operating Income growth (I&S: +11%), 97% FCF conversion for FY22A; Expected FY23E performance to continue to improve despite continuing high delivered product costs and easing demand



Source: FactSet as of March 3, 2023, Company Management

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-0.6 -0.4 -0.2 0.0 0.2 0.4 0.6 0.8 Apr-22 Jul-22 Oct-22 Jan-23 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Apr-22 Jul-22 Oct-22 Jan-23 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Apr-22 Jul-22 Oct-22 Jan-23 -1.0 -0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 Apr-22 Jul-22 Oct-22 Jan-23 GDP and CPI Inflation Quarterly Trend Across the US and Eurozone Real GDP Growth - Quarterly Trend US (% QoQ) Real GDP Growth - Quarterly Trend Eurozone (% QoQ) CPI Inflation - Quarterly Trend US (% YoY) Core HCPI Inflation - Quarterly Trend Eurozone (% YoY) Source: FactSet as of March 3, 2023 Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 13

US Natural Gas Henry Hub ($ / Mmbtu) EUR Natural Gas Mth TTF NLD ($ / Mmbtu) Crude Oil, WTI ($ / bbl) Current 2.8 14.0 78.2 1 Week Avg. 2.6 14.7 77.1 1 Week Prior 2.4 15.8 76.2 Current % Δ 17.2% (11.4%) 2.6% 1 Month Avg. 2.4 16.0 77.1 1 Month Prior 2.4 18.4 73.4 Current % Δ 15.2% (24.2%) 6.5% 1 Yr Avg. 6.2 39.4 93.1 1 Year Prior 4.6 52.2 107.7 Current % Δ (40.3%) (73.2%) (27.4%) 1-Jan-18 to Current Avg. 3.6 14.7 65.2 1 January 2018 3.7 6.9 60.5 Current % Δ (25.1%) 102.3% 29.3% Energy Prices Have Materially Decreased from 2022 Peak Natural Gas & Oil Prices (January 2018 to Present) $ / Mmbtu1 $ / bbl2 $0 $20 $40 $60 $80 $100 $120 $140 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 $55 $60 $65 $70 $75 $80 $85 $90 $95 $100 $105 2018 2018 2019 2019 2020 2020 2021 2021 2022 2022 2023 Dutch Gas. Index Mth TTF NLD ($ / Mmbtu) Natural Gas, Henry Hub ($ / Mmbtu) Crude Oil, WTI ($ / bbl) 20 April 2020: US Crude Oil future prices dropped to negative $37.63 per barrel due to oversupply and insufficient storage facilities Current: 14.0 $ / Mmbtu Source: FactSet as of March 3, 2023 Notes: (1) Axis for Natural Gas Henry Hub & Natural Gas Mth TFF NLD; (2) Axis for Crude Oil WTI 14

IIb Situation Update Diamond

Diamond Situation Update

1. ▪ Diamond share price ($6.34) is trading lower by 58% compared to its IPO price. Company has significantly underperformed its direct peer Ecolab, the Large Companies Universe and Smaller Companies Universe index

2. ▪ Diamond is currently trading at 10.0x NTM EBITDA[1], lower by 5.0x compared to its IPO valuation; Diamond has also traded at a discount of ~7.8x on average compared to its direct peer Ecolab since IPO

3. ▪ Consensus target price has followed the traded share price as it deteriorated and is currently $6.00, representing a 5.4% discount vs. today's price. BoA has reinstated coverage of Diamond on February 22, 2023, with a target price of $6.00 / Underperform

4. ▪ 2022E EBITDA equity research consensus declined from $470mm at IPO to $334mm today, in line with management guidance. Similarly, 2023E EBITDA equity research consensus declined from >$500mm at IPO to $378mm today

5. ▪ Lower EBITDA generation, coupled with inflated working capital and over-runs on major footprint capex and opex, have resulted in less FCF and higher YE 2022 leverage than anticipated

6. ▪ Diamond's Jan-23A sales was +3% and EBITDA was $1.7m higher compared to Jan-23E forecast, with higher EBITDA margins by 80bps[2]

Source: FactSet as of March 3, 2023, Company Management, Equity Research
Note: (1) Based on Consensus Equity Research NTM EBITDA
(2) Stated January results per Company Management. Projections per Company Management Forecast

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$334m 300 350 400 450 500 550 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Diamond: Research’s Estimates Over Time Research’s Mean 2022E EBITDA Estimates Since IPO ($mm) 2022E EBITDA Q4 2021: Guidance 22E EBITDA: $380mm-420mm Q1 2022: Guidance 22E EBITDA: $380mm-420mm Q2 2022: Guidance 22E EBITDA: $350mm-390mm Q3 2022: Guidance 22E EBITDA: $330mm 468 379 343 331 Selected EBITDA Estimates Development Since IPO ($mm) 469 393 359 349 473 400 354 333 466 380 350 329 462 400 352 334 2022E EBITDA Since IPO Mar-22 Aug-22 Mar-23 2023E EBITDA Since IPO Mar-22 Aug-22 Mar-23 514 411 411 367 536 463 422 387 530 444 428 403 503 432 406 381 510 455 417 393 -10.7% -8.3% -5.8% -6.2% -5.8% -3.5% -2.8% -5.9% -6.0% -5.1% Source: FactSet as of March 3, 2023, Equity Research 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 17

Side-by-side of Diamond and Ecolab

	Diamond (Consensus Forecasts)	ECOLAB

Portfolio Mix (2022E)



Food & Beverage 29%
Institutional 71%



Other 10%
Global Healthcare & Life Sciences 11%
Global Industrial 48%
Global Institutional & Specialty 31%

Geographic Mix (2022E)



Latin America 8%
Middle East & Africa 10%
Europe 45%
Asia Pacific 13%
North America 24%



Latin America 6%
Asia Pacific & MEA 17%
North America 56%
Europe 21%

Revenue[1] (2019A – 2025E, $mm)



CAGR 19A-22E: 1.7%
CAGR 22E-25E: 5.7%
2,624
2,629
2,619
2,762
2,889
3,009
3,259
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E



CAGR 19A-22E: 3.3%
CAGR 22E-25E: 5.8%
12,886
10,947
12,721
14,188
15,160
15,840
16,794
Metric
2019A 2020A 2021A 2022A 2023E 2024E 2025E

Gross profit[1] (2019A – 2025E, $mm)



CAGR 19A-22E: (6.3%)
CAGR 22E-25E: 8.2%
1,189
1,162
1,123
979
1,100
1,208
1,241
Margin %
45% 44% 43% 35% 38% 40% 38%
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E



CAGR 19A-22E: 1.1%
CAGR 22E-25E: 7.2%
5,248
4,578
5,215
5,427
5,868
6,345
6,677
Margin %
41% 42% 41% 38% 39% 40% 40%
Metric
2019A 2020A 2021A 2022A 2023E 2024E 2025E

EBITDA[1] (2019A – 2025E, $mm)



CAGR 19A-22E: (0.6%)
CAGR 22E-25E: 13.2%
340
401
410
334
378
437
485
Margin %
13% 15% 16% 12% 13% 15% 15%
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E



CAGR 19A-22E: (2.6%)
CAGR 22E-25E: 10.0%
2,931
2,384
2,642
2,712
2,969
3,265
3,610
Margin %
23% 22% 21% 19% 20% 21% 21%
Metric
2019A 2020A 2021A 2022A 2023E 2024E 2025E

Source: Company filings, FactSet as of March 3, 2023
Note: (1) PF for Ecolab's acquisition of CID Lines and Purolite and sale of ChampionX

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100 40.0 50.0 60.0 70.0 80.0 90.0 100.0 110.0 120.0 130.0 140.0 2018A 2019A 2020A 2021A 2022E 2023E 2024E 100 60.0 70.0 80.0 90.0 100.0 110.0 120.0 130.0 140.0 2018A 2019A 2020A 2021A 2022E 2023E 2024E Source: FactSet as of March 3, 2023 Note: PF for Ecolab’s acquisition of CID Lines and Purolite and sale of ChampionX, as well as Rentokil’s acquisition of Terminix Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Historical CAGR L5Y L3Y L1Y Diamond (1.7%) (6.3%) (12.8%) 11.1% Ecolab 0.3% 1.1% 4.1% 8.1% Large Universe (1.3%) (1.4%) (1.2%) 9.8% Smaller Universe 3.4% 3.0% 7.2% 5.2% CAGR 22LE-24E Comparative Historical vs Research Projections EBITDA: Comparative Analysis of Diamond Peers (indexed to 100 as of 2022) Diamond (Consensus) Historical CAGR L5Y L3Y L1Y Diamond 1.5% (0.6%) (18.6%) 14.4% Ecolab 0.0% (2.6%) 2.6% 9.7% Large Universe 1.7% 1.8% (0.5%) 6.3% Smaller Universe 4.4% 5.4% 8.9% 11.0% CAGR 22E-24E Large Companies Universe Smaller Companies Universe Diamond (Consensus) Large Companies Universe Smaller Companies Universe Projected Gross Profit Comparative Analysis of Diamond vs Peers (indexed to 100 in 2022) Projected 19

$6.14 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 20.00 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Diamond Share Price Performance Evolution Diamond Share Price Evolution Since IPO (March 2021 – Current, $) 14-May-21: Q1 2021 Earnings Source: FactSet as of March 6, 2023 13-Aug-21: Q2 2021 Earnings 5-Nov-21: Q3 2021 Earnings and completed acquisition of the Avmor business 9-March-22: Q4 2021 Earnings 10-May-22: Q1 2022 Earnings 4-Aug-22: Q2 2022 Earnings 3-Nov-22: Q3 2022 Earnings 5-Aug-21: Announced an agreement to acquire Tasman Chemicals in Australia 8-Nov-21: Announced proposed public offering of ordinary shares 6-Dec-21: Completed acquisition of Birko Corporation and Chad Equipment 24-Jan-22: Completed acquisition of Shorrock Trichem based in Europe 14-June-22: Announced an adjustment in energy surcharge for its European business 20-Apr-21: Appointed Selim Bassoul and Juan R. Figuereo to the Board of Directors 1-Sep-21: Appointed Rod Hochman to the Board of Directors 1-Mar-22: Appointed Katherine S. Zanotti to the Board of Directors 17-Mar-22: Appointed Eric Foss as Chairman of the Board 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 20

-52% -6% -29% -10% Source: FactSet as of March 3, 2023 Note: Returns reflect the compound total return assuming dividends are reinvested on the ex-date (excluding the reinvestment of special cash dividends) Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Diamond Total Shareholder Return Assessment YTD 2022 - YTD Since IPO (2021-03-25) Diamond Large Companies Universe Smaller Chemical Companies Universe 49% 8% 12% 2% -58% 10% -20% -2% 21

50 100 150 200 250 300 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 50 100 150 200 250 300 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Source: FactSet as of March 3, 2023 Note: TEV calculation based on Diamond Number of Shares Outstanding (NOSH) which consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management. Refer to Appendix for Net Debt definition Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Diamond Share Price and TEV Development vs Ecolab and Peers Share Price Since Beginning of 2021 Q2 (Rebased 100 as of current) All-time high: 18.5 $/share 100 TEV Since Beginning of 2021 Q2 (Rebased 100 as of current) Diamond Diamond 100 Large Companies Universe 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Large Companies Universe All-time low: 4.0 $/share 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Smaller Companies Universe Smaller Companies Universe TEV ($bn) - Average Since IPO L12M L6M L3M L1M Current Diamond $5.3bn 3.9 3.5 3.6 3.8 3.9 Ecolab $61.7bn 54.5 52.1 52.3 53.7 55.6 D. - ECL ($56.4bn) (50.6) (48.6) (48.8) (49.9) (51.7) 22

- 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 - 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Diamond Valuation Development vs Ecolab and Peers TEV / LTM EBITDA since Beginning of 2021 Q2 TEV / NTM EBITDA since Beginning of 2021 Q2 10.0x 14.8x 11.5x 16.2x 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Diamond Diamond Smaller Companies Universe Large Companies Universe Large Companies Universe Smaller Companies Universe TEV / LTM EBITDA - Average Since IPO L12M L6M L3M L1M Current Diamond 13.3x 10.5x 10.1x 10.6x 11.2x 11.5x Ecolab 22.8x 19.8x 19.0x 19.1x 19.5x 20.2x in x (9.5x) (9.3x) (8.9x) (8.5x) (8.3x) (8.7x) in % (42%) (47%) (47%) (45%) (43%) (43%) D. - ECL TEV / NTM EBITDA - Average Since IPO L12M L6M L3M L1M Current Diamond 12.2x 9.8x 9.0x 9.2x 9.7x 10.0x Ecolab 20.0x 17.7x 17.2x 17.5x 17.8x 18.4x in x (7.8x) (7.9x) (8.2x) (8.3x) (8.1x) (8.4x) in % (39%) (45%) (48%) (47%) (45%) (46%) D. - ECL 23 Source: FactSet as of March 3, 2023 Note: TEV calculation based on Diamond Number of Shares Outstanding (NOSH) which consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management. Refer to Appendix for Net Debt definition Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan

6.00 6.34 0.00 5.00 10.00 15.00 20.00 25.00 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Buy Hold Sell Target Price Price 17.8x 9.7x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 $4 $6 $8 $10 $12 $14 $16 $18 $20 $22 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Headwinds Have Caused Research to Downgrade Growth and Multiple Summary of Select Price Targets(1) Target Price Range Since IPO ($) Evolution of Price Target and Recommendations ($) Median Target Price Target Price Low Target Price High $6.00 $9.00 $5.00 Source: FactSet as of March 3, 2023, Pearl’s Final Offer; Baryte’s Final Offer Note: TEV calculation based on Diamond Number of Shares Outstanding (NOSH) which consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management. Refer to Appendix for Net Debt definition. (1) 1 Year forward target price Current Research Date Rating Price Target Bank of America 22 Feb 23 Sell 6.00 UBS 11 Jan 23 Buy 8.50 RBC Capital Markets 11 Jan 23 Hold 6.00 Morgan Stanley 10 Jan 23 Overweight 8.00 Goldman Sachs 06 Jan 23 Neutral 6.70 BMO Capital Markets 15 Dec 22 Market Perform 5.80 Mizuho Securities 02 Dec 22 Hold 5.58 JP Morgan 07 Nov 22 Overweight 9.00 Barclays 04 Nov 22 Hold 5.00 Jefferies 03 Nov 22 Hold 5.15 Min $5.00 Max 9.00 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Median Target Price Implied TEV / NTM EBITDA Multiple 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Pearl’s Final Offer implied a multiple of 11.4x vs. a TP multiple of 9.7x Pearl’s Final Offer: $8.00 vs. TP: $6.00 Baryte’s Final Offer implied a multiple of 11.8x vs. a TP multiple of 9.7x Baryte’s Final Offer: $8.40 vs TP:$6.00 24

III Company Management Forecast

A B C D E

Company Management Forecast Section Overview

A **Historic and Forecast Financial Development**	▪ Overview of historical Diamond financial development as well as the Company Management Forecast for both the F&B division as well as the Institutional division
B **Net Sales & Gross Profit Bridge Observations**	▪ Graphical depiction of the key impacting factors on Net Sales & Gross Profit performance from the Company Management Forecast for 2022LE to 2023E and for 2023E to 2027E
C **Performance vs Various Company Management Forecast**	▪ Observations around previous forecasts (proposed in December 2021 and September 2022) and the Company Management Forecast
D **Company Management Forecast FX Assumptions**	▪ Overview of the core FX rate assumptions used in the Company Management Forecast as well as a comparison vs current Market Rate Estimates for certain currency pairs
E **Preliminary Observations**	▪ **Preliminary observations around the impacting items upon value for shareholders from the Company Management Forecast**

Source: Company Filings and Company Management Forecast

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380 415 369 351 457 523 584 650 717 121 131 149 120 156 164 181 196 211 340 401 410 332 370 398 445 499 554 19% 21% 19% 17% 19% 21% 21% 22% 23% 20% 21% 22% 14% 15% 15% 16% 17% 17% 13% 15% 16% 12% 12% 13% 13% 14% 15% '19A '20A '21A '22LE '23E '24E '25E '26E '27E Institutional F&B Total % Margin 929 910 828 866 1,021 1,107 1,188 1,277 1,369 254 260 276 274 329 347 374 401 428 1,189 1,162 1,123 1,060 1,193 1,261 1,351 1,448 1,548 47% 45% 44% 41% 43% 43% 44% 44% 44% 41% 42% 41% 32% 32% 33% 33% 34% 34% 45% 44% 43% 38% 39% 40% 40% 41% 41% '19A '20A '21A '22LE '23E '24E '25E '26E '27E Institutional F&B Total % Margin Source: Company filings, Company Management Forecast Note: (1) Total figures include items such as global costs, volume contingency, FX and M&A 1,978 2,013 1,894 2,100 2,383 2,544 2,721 2,917 3,120 622 625 681 869 1,023 1,058 1,124 1,185 1,245 2,624 2,629 2,619 2,766 3,023 3,148 3,353 3,570 3,794 '19A '20A '21A '22LE '23E '24E '25E '26E '27E Institutional F&B Key Financials Development Over Time (2019A – 2027E) ’19A-’22LE CAGR: 1.8% ’23-’27E CAGR: 5.8% Net Sales(1) Gross Profit & Gross Margin(1) Adj. EBITDA & EBITDA Margin(1) ’19A-’22LE CAGR: (3.8%) ’23-’27E CAGR: 6.7% ’19A-’22LE CAGR: (0.8%) ’23-’27E CAGR: 10.6% (All financials in $mm unless otherwise stated) % YoY '20A '21A '22LE '23E '24E '25E '26E '27E Inst. 2% -6% 11% 13% 7% 7% 7% 7% F&B 1% 9% 28% 18% 3% 6% 5% 5% Total 0% 0% 6% 9% 4% 7% 6% 6% % YoY '20A '21A '22LE '23E '24E '25E '26E '27E Inst. -2% -9% 5% 18% 8% 7% 8% 7% F&B 2% 6% -1% 20% 5% 8% 7% 7% Total -2% -3% -6% 12% 6% 7% 7% 7% % YoY '20A '21A '22LE '23E '24E '25E '26E '27E Inst. 9% -11% -5% 30% 14% 12% 11% 10% F&B 8% 14% -19% 30% 5% 10% 9% 8% Total 18% 2% -19% 11% 7% 12% 12% 11% 2022LE ~$3bn on a Constant Currency Basis A B C D E 27

Excluding price impacts (of which 40% have already been secured in 2022LE), 2023E expected to decrease by 4.5% vs. 2022LE Net Sales Bridge (2022LE – 2023E) Net Sales Bridge (2022LE – 2023E) Source: Company Management Forecast 3,023.2 22.6 37.8 103.9 0.5 16.8 150.7 230.9 13.0 22.6 73.8 72.5 123.9 2,765.9 2,641.6 Net Sales 2022LE Recovery GDP Recession Top account Wins Top account Losses Net Churn Volume Contingency Global Costs FX M&A Net Sales 2023E (excl. Price Effect) Price Carry Price Net Sales 2023E (All financials in $mm unless otherwise stated) Volume drivers to contribute to net -$18mm in 2023E based on following growth rates: • COVID Recovery: +0.8% • Real GDP: +1.3% • Recession (Europe): -0.4% • Churn: -3.2% (driven by risks from customers sourcing from a competitor due to higher pricing) Significant FX impacts (predominantly Translation impacts) Total price increase of $382mm, thereof 40% has already been secured in 2022LE Additional contingency Contribution from a potential acquisition at advanced stage ’22LE-’23E % YoY: 9.3% Price Effect: +13.8% Volume Effect: -0.6% A B C D E 28

2023E Gross Profit to increase by 12.5%, with margin improving by 1.1ppt compared to 2022LE (+2.2ppt excluding price/costs effects) Gross Profit Bridge (2022LE – 2023E) Gross Profit Bridge (2022LE – 2023E) Source: Company Management Forecast 8.9 14.8 39.7 12.0 9.0 25.7 19.7 0.8 5.6 150.7 230.9 5.7 9.0 29.3 29.0 54.7 82.5 175.3 1,060.3 1,068.8 1,192.5 38.3% 39.4% 40.5% (All financials in $mm unless otherwise stated) Savings expected from Megalodon Project 2023E includes COGS inflation of $175mm, to be partially offset by a net carry effect of +$67.5mm. Company management expects to benefit from price increase by $231mm Flow through from Volume assumptions % margin Cost savings initiatives ’22LE-’23E % YoY: 12.5% Volume Effect: -0.9% Price Effect: +11.7% A B C D E 29

Net Sales Bridge (2023E – 2027E) Net Sales Bridge (2023E – 2027E) Source: Company Management Forecast 6.2 362.3 403.1 - 200.0 - 360.5 - 43.1 129.2 327.0 62.0 3,023.2 3,433.5 3,794.0 Net Sales 2023E Recovery GDP Recession Top account Wins Top account Losses Net Churn Volume Contingency Global Costs FX M&A Net Sales 2027E (excl. Price Effect) Price Carry Price Net Sales 2027E (All financials in $mm unless otherwise stated) Expecting contribution of +$50mm sales from M&A annually Assumed price increases to cover expected COGS inflation Volume drivers to contribute to net +$272mm over 2023E-2027E, corresponding to CAGR of 4.3%: • Real GDP: +2.6% • Growth initiatives: +2.9% • Churn: -1.3% ’23E-’27E CAGR: 5.8% Price Effect CAGR: 2.9% Volume Effect CAGR: 2.2% A B C D E 30

Gross Profit Bridge (2023E – 2027E) Gross Profit Bridge (2023E – 2027E) Source: Company Management Forecast 2.6 148.2 168.9 11.5 17.0 0.4 15.0 - 73.8 - 360.5 - 17.6 52.7 134.1 31.7 - 206.8 1,192.5 1,393.8 1,547.6 39.4% 40.8% 40.6% (All financials in $mm unless otherwise stated) Savings expected from Megalodon Project Flow through from Volume assumptions ’23E-’27E CAGR: 6.7% A B C D E 31

43.6% 42.0% 41.5% 45.3% 44.2% 42.9% 38.3% 39.4% 40.1% 40.3% 40.6% 40.8% 39.5% 40.8% 41.5% 42.2% 44.4% '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E 1,121 1,072 1,115 1,189 1,162 1,123 1,060 1,193 1,261 1,351 1,448 1,548 1,113 1,304 1,431 1,565 1,258 '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E Historical Gross Profit vs. Company Management Forecasts Gross Profit in $mm Gross Profit in % Historical ’22LE Forecast Historical ’22LE Forecast (All financials in $mm unless otherwise stated) 2024E Gross Profit in the Company Management Forecast is in line with 2022B Gross Profit as approved in December 2021 Historicals 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) Historicals 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) Source: Company Management Forecast, Management Budget Presentation, Reorg Research A B C D E 32

793 765 794 849 761 713 728 822 864 906 949 993 753 846 910 978 808 '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E 30.9% 30.0% 29.6% 32.3% 28.9% 27.2% 26.3% 27.2% 26.7% 26.5% 27.4% 26.4% 27.0% 26.6% 26.2% 26.4% 28.5% 70.8% 71.4% 71.2% 71.4% 65.5% 63.5% 68.6% 68.9% 68.5% 67.0% 65.5% 64.2% 67.7% 64.9% 63.6% 62.5% 64.2% '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E Historical SG&A vs. Company Management Forecasts SG&A in $mm SG&A as % of Revenue & as % of Gross Profit As % of Gross Profit As % of Revenue Historical ’22LE Forecast Historical ’22LE Forecast (All financials in $mm unless otherwise stated) Progressive increase in SG&A following lower 2021A and 2022LE in line with activity ramp-up Historicals 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) Historicals 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) Historicals 3YP (as of 2022-Sep) 2022 Budget (as of 2021-Dec) Company Management Forecast A B C D E 33 Source: Company Management Forecast, Management Budget Presentation, Reorg Research

12.8% 12.0% 12.0% 13.0% 15.3% 15.7% 12.0% 12.3% 12.6% 13.3% 14.0% 14.6% 12.8% 14.3% 15.1% 15.9% 15.8% 12.1% 13.1% 14.5% 14.9% '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E 328 307 321 340 401 410 332 370 398 445 499 554 360 458 520 587 450 334 378 437 485 '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E Historical Adj. EBITDA vs. Company Management Forecasts Adj. EBITDA in $mm Adj. EBITDA in % Historical ’22LE Forecast Historical ’22LE Forecast (All financials in $mm unless otherwise stated) Company Management Forecast assumes to reach same EBITDA as per its 2022B Budget in 2025E Historical 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) Historical 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) FactSet FactSet Consensus Consensus Company Management Forecast is ~$40mm lower than FactSet Consensus in 2024E Company Management Forecast EBITDA margin is ~1.9ppt lower than FactSet Consensus in 2024E A B C D E Source: Company Management Forecast, Management Budget Presentation, Reorg Research, FactSet as of March 3, 2023 34

A B C D E

Key FX Rates Used In the Company Management Forecast

Historical Actuals [1] / Market Rates Estimates
Assumptions used in Company Management Forecast

EUR/USD (2019A – 2027E)


1.224
1.137
1.123
Market rates
1.082
1.050
1.10
1.12
1.13
1.09
1.11
Consensus
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

CAD/USD (2019A – 2027E)


0.792
0.785
0.771
Market rates
0.770
0.760
0.770
0.750
0.780
0.740
Consensus
0.739
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

TRY/USD (2019A – 2027E)


Market rates
0.168
0.135
0.075
0.053
0.049
0.045
0.033
0.034
0.034
0.045
Consensus
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

GBP/USD (2019A – 2027E)


1.367
1.354
1.325
Market rates
1.246
1.210
1.25
1.28
1.29
1.24
1.26
Consensus
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

INR/USD (2019A – 2027E)


Market rates
0.0140
0.0137
0.0135
0.0121
0.0123
0.0123
0.0122
0.0126
0.0126
0.0119
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

FX Sensitivity on 22LE Financials ($mm)

Impact of +/- 1% on FX

	Net Sales	Gross Profit	EBITDA
EUR	7.9	3.2	1.0
GBP	2.5	1.0	0.3
CAD	1.5	0.6	0.3
INR	0.9	0.4	0.3
TRY	1.2	0.4	0.2

Source: FactSet as of March 3, 2023, Company Management Forecast
Note: (1) Historical shown as Median per Calendar Years as per FactSet

EVERCORE
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Company Historical & Company Management Forecast Historicals Company Management Forecast P&L - $mm Units 2019A 2020A 2021A 2022LE 2023E 2024E 2025E 2026E 2027E Normalised Terminal Year 19A-22LE CAGR 23E-27E CAGR Institutional $mm 1,978.0 2,013.3 1,894.1 2,100.2 2,382.9 2,544.1 2,721.1 2,916.8 3,120.4 2.0% 7.0% F&B $mm 622.1 625.4 681.2 868.9 1,022.6 1,058.1 1,123.9 1,184.6 1,245.0 11.8% 5.0% Corporate $mm 24.2 -9.5 43.6 -203.2 -382.4 -454.5 -492.3 -531.5 -571.4 n/m 10.6% Net Sales $mm 2,624.3 2,629.3 2,618.9 2,765.9 3,023.2 3,147.8 3,352.6 3,569.9 3,794.0 3,794.0 1.8% 5.8% % YoY % 0.2% -0.4% 5.6% 9.3% 4.1% 6.5% 6.5% 6.3% Institutional $mm 928.7 910.3 828.1 866.0 1,020.7 1,106.6 1,187.7 1,277.0 1,369.2 -2.3% 7.6% F&B $mm 254.3 259.6 276.0 274.2 329.1 346.7 374.3 400.8 427.7 2.5% 6.8% Corporate $mm 6.3 -8.0 18.8 -79.9 -157.2 -192.2 -210.6 -229.8 -249.2 -333.2% 12.2% Gross Profit $mm 1,189.3 1,162.0 1,122.8 1,060.3 1,192.5 1,261.1 1,351.3 1,448.1 1,547.6 -3.8% 6.7% % YoY % -2.3% -3.4% -5.6% 12.5% 5.8% 7.2% 7.2% 6.9% % Margin % 45.3% 44.2% 42.9% 38.3% 39.4% 40.1% 40.3% 40.6% 40.8% Institutional $mm 380.5 415.5 368.7 351.4 456.6 522.7 583.8 650.1 717.5 -2.6% 12.0% F&B $mm 121.4 130.8 148.6 119.7 155.7 163.7 180.7 196.2 211.2 -0.5% 7.9% Corporate $mm -161.5 -145.0 -107.1 -138.6 -242.0 -288.8 -319.1 -346.8 -374.4 -5.0% 11.5% Adj. EBITDA $mm 340.3 401.2 410.1 332.4 370.4 397.6 445.4 499.5 554.3 554.3 -0.8% 10.6% % YoY % 17.9% 2.2% -18.9% 11.4% 7.3% 12.0% 12.2% 11.0% % Margin % 13.0% 15.3% 15.7% 12.0% 12.3% 12.6% 13.3% 14.0% 14.6% 14.6% CF Items - $mm Units 2019A 2020A 2021A 2022LE 2023E 2024E 2025E 2026E 2027E Normalised Terminal Year 19A-22LE CAGR 23E-27E CAGR Operational Capex $mm -29.0 -41.4 -54.5 -63.4 -36.0 -36.0 -34.5 -34.5 -34.5 -34.5 29.8% -1.1% D&D Equipment Capex $mm -93.4 -45.6 -64.6 -77.4 -70.0 -75.0 -75.0 -75.0 -75.0 -75.0 -6.1% 1.7% Capex $mm -122.4 -87.0 -119.1 -140.8 -106.0 -111.0 -109.5 -109.5 -109.5 -109.5 4.8% 0.8% % YoY % -28.9% 36.8% 18.3% -24.7% 4.7% -1.4% - - - % of Net Sales % 4.7% 3.3% 4.5% 5.1% 3.5% 3.5% 3.3% 3.1% 2.9% 2.9% Change in NWC $mm 10.5 -20.0 -114.5 -2.2 -14.4 -13.6 -19.1 -19.5 -18.2 -9.0 n/m 6.0% % Change in Incremental Net Sales % n/m n/m 1.5% 5.6% 10.9% 9.3% 9.0% 8.1% Cash Taxes $mm -43.4 -56.4 -48.1 -42.1 -46.8 -50.2 -56.2 -63.0 -69.8 -110.9 -1.0% 10.5% Other Adhoc Operating Costs $mm -92.1 -86.1 -128.2 -173.3 -65.0 -45.0 -40.0 -35.0 -35.0 -15.0 23.5% -14.3% Other Operating Cash Flow Items $mm 17.7 49.4 -52.2 9.6 30.0 10.0 10.0 10.0 10.0 10.0 -18.5% -24.0% M&A $mm -6.3 -51.2 -56.3 -40.2 -10.0 -50.0 -50.0 -50.0 -50.0 - 85.5% 49.5% TRA $mm - - - - -1.6 -4.4 -14.7 -14.7 -14.7 - n/m 72.8% Unlevered FCF $mm 104.4 149.9 -108.2 -56.6 156.5 133.3 165.8 217.8 267.1 320.0 n/m 14.3% Leverage Ratio - $mm Units 2019A 2020A 2021A 2022LE 2023E 2024E 2025E 2026E 2027E Normalised Terminal Year 19A-22LE CAGR 23E-27E CAGR Net Financial Debt $mm 2,396.2 2,507.4 1,787.0 1,779.6 1,716.5 1,669.8 1,578.5 1,428.6 1,217.8 -9.4% -8.2% Net Financial Debt / Adj. EBITDA x 7.0x 6.2x 4.4x 5.4x 4.6x 4.2x 3.5x 2.9x 2.2x n/m n/m Source: Company filings, Company Management Forecast (1) Consists of global costs, volume contingency, FX and M&A Note: Normalised Terminal Year per Company Management reflects a projected long-term steady state business performance and factors in lesser expense attributed to non-recurring costs. (All financials in $mm unless otherwise stated) (1) (1) (1) A B C D E 36

IV Valuation Considerations

Valuation Summary

(All financials in $mm unless otherwise stated)

Pearl's Final Offer: $8.00 ◆

Baryte's Final Offer: $8.40 ◆

	Valuation Methodology		Metric Applied	Valuation Range ($ per Share)	Implied TEV[1,2] / EBITDA 2022LE	Implied TEV[1,2] / EBITDA 2023E
Core Valuation Methodologies	DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Perpetuity Growth Rate Approach* WACC Range: 9.0 – 10.0% PGR Range: 3.25 – 3.75%	5.72 – 9.03	11.2x - 14.4x	10.0x - 13.0x
			Terminal Multiple Approach WACC Range: 9.0 – 10.0% Terminal Value LTM EBITDA Multiple Range: 10.0 – 12.0x	6.95 – 9.68	12.4x - 15.1x	11.1x - 13.5x
	Trading Multiples	Avg. Diamond discount to Ecolab applied to Ecolab multiple	10.6 – 12.2x 2023E EBITDA Average of discount of Diamond to Ecolab TEV / NTM EBITDA multiple of (-7.8x) applied to Ecolab current - average since IPO NTM multiples: 18.4 – 20.0x	6.37 – 8.18	11.8x - 13.6x	10.6x - 12.2x
		Smaller Companies Universe	Median – 3rd Quartile TEV / 2023E EBITDA Multiples: 10.5 – 12.0x Applied on Diamond's 2023E EBITDA	6.25 – 7.95	11.7x - 13.4x	10.5x - 12.0x
	Precedent Multiples	Precedent transactions in the Hygiene / Cleaning Sector	TEV / LTM EBITDA Multiples: 12.0 – 14.0x Applied on Diamond's 2022LE[4] EBITDA	6.56 – 8.59	12.0x - 14.0x	10.8x - 12.6x
For reference only	Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 28 – 41% on Share price (March 6, 2023) of $6.14	7.86 – 8.66	13.3x - 14.1x	11.9x - 12.6x
			Applied Median – 3rd Quartile Premia of 31 – 49% on 1m VWAP (March 6, 2023) of $5.89	7.71 – 8.77	13.1x - 14.2x	11.8x - 12.7x
	Current Market Value	Current Share Price	Share price (March 6, 2023): $6.14	6.14	11.6x	10.4x
		52-week High / Low Share Price	Share price: $3.95 – $10.68	3.95 – 10.68	9.4x - 16.1x	8.5x - 14.4x
		Discounted Future Share Price (as per December 31, 2025)	Applied NTM EBITDA Multiple Range of 8.8 – 10.8x to 2026E EBITDA, Equity value discounted to today at 12.2% Cost of Equity[3]	5.93 – 8.09	11.4x - 13.5x	10.2x - 12.1x
		Research Target Price Range	Target price low / high: $5.00 – $9.00 (Median: $6.00)	5.00 – 9.00 (◆ 6.00)	10.5x - 14.4x	9.4x - 12.9x

EVERCORE

Source: Company Management Forecast, Company Filings, FactSet as of March 6, 2023 & March 3, 2023.
Note: (1) Number of Shares Outstanding (NOSH) consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management (2) Refer to Appendix for Net Debt definition. (3) Midpoint of Supply Side and Historical Cost of Equity Calculation for discounting based on unlevered smaller companies universe median Beta of 0.76 and Total Debt / Total Capitalisation of 27.5% (see WACC analysis in Appendix) (4) LE = Latest Estimate

38

TEV / NTM EBITDA Multiples Over Time (Dec 2017 – Dec 2022) Discounted Cash Flow Analysis Terminal Value For Years Ending December 31, Terminal Exit EBITDA Perpetuity DCF Units 2023E 2024E 2025E 2026E 2027E Multiple Growth Net Sales $mm 3,023.2 3,147.8 3,352.6 3,569.9 3,794.0 3,794.0 YoY % change % n.a. 4.1% 6.5% 6.5% 6.3% EBITDA $mm 370.4 397.6 445.4 499.5 554.3 554.3 554.3 % Margin % 12.3% 12.6% 13.3% 14.0% 14.6% 14.6% EBIT $mm 274.7 301.9 349.7 403.8 458.6 444.8 % Margin % 9.1% 9.6% 10.4% 11.3% 12.1% 11.7% Cash Taxes $mm (46.8) (50.2) (56.2) (63.0) (69.8) (110.9) Cash Taxes as % of EBITDA % 12.6% 12.6% 12.6% 12.6% 12.6% 20.0% NOPAT $mm 227.9 251.6 293.4 340.8 388.8 334.0 (+) D&A $mm 95.7 95.7 95.7 95.7 95.7 109.5 (-) Capex $mm (106.0) (111.0) (109.5) (109.5) (109.5) (109.5) (-) Change in NWC $mm (14.4) (13.6) (19.1) (19.5) (18.2) (9.0) (-) Other Adhoc Operating Costs $mm (65.0) (45.0) (40.0) (35.0) (35.0) (15.0) (+) Other Operating Cash Flow Items $mm 30.0 10.0 10.0 10.0 10.0 10.0 (-) M&A $mm (10.0) (50.0) (50.0) (50.0) (50.0) - (-) TRA $mm (1.6) (4.4) (14.7) (14.7) (14.7) - Unlevered Free Cash Flow $mm 156.5 133.3 165.8 217.8 267.1 320.0 Assumption: EBITDA Multiple / Perpetuity Growth Rate x / % 11.0x 3.5% Terminal Value $mm - - - - - 6,098 5,519 Implied Terminal Value / EBITDA x 11.0x 10.0x NPV of TRA after 2027E $mm (81) (81) Terminal Value Less NPV of TRA $mm 6,017 5,439 Discount Factor 0.5 1.5 2.5 3.5 4.5 5.0 5.0 Discounted FCF / Terminal Value $mm 149.5 116.3 132.1 158.6 177.5 3,822.1 3,455 NPV of FCF $mm 734 16.1% 734 17.5% NPV of TV $mm 3,822 83.9% 3,455 82.5% Total TEV $mm 4,556 100.0% 4,189 100.0% TEV / 2023E EBITDA x 12.3x 11.3x Net Debt $mm (1,841) (1,841) Equity Value $mm 2,715 2,348 NOSH mm 327.5 327.5 Implied Share Price $ / Sh $8.29 $7.17 Discounted at 9.5% WACC (All financials in $mm unless otherwise stated) WACC $8.29 9.00% 9.25% 9.50% 9.75% 10.00% 10.0x $7.48 $7.35 $7.21 $7.08 $6.95 11.0x $8.58 $8.44 $8.29 $8.15 $8.00 12.0x $9.68 $9.52 $9.36 $9.21 $9.05 Terminal Exit LTM EBITDA Multiple WACC WACC $7.17 9.00% 9.25% 9.50% 9.75% 10.00% 3.25% $7.88 $7.27 $6.72 $6.20 $5.72 3.50% $8.43 $7.77 $7.17 $6.61 $6.10 3.75% $9.03 $8.31 $7.66 $7.06 $6.51 Terminal Growth Rate Terminal Exit LTM EBITDA Multiple Sensitivity (2) Perpetuity Growth Sensitivity (1) 39 Source: Company Management Forecast, Company Filings, FactSet as of March 3, 2023. Note: (1) Net debt excludes potential cash inflow associated from exercising options. Net debt also excludes the liability connected with the Tax Receivable Agreement that Baryte has in place with the Company but is captured in the Discounted Cash Flow analysis. (2) Number of Shares Outstanding (NOSH) consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management

9.9x 9.6x 12.7x 17.6x Diamond Smaller Companies Universe Large Companies Universe Ecolab 10.6x 10.5x 13.8x 19.4x Diamond Smaller Companies Universe Large Companies Universe Ecolab 11.8x 11.6x 13.2x 21.2x Diamond Smaller Companies Universe Large Companies Universe Ecolab Diamond’s listed peer groups include smaller companies universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan We have indicated a second peer group with Ecolab and large companies universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo for reference only Public Trading Analysis TEV / EBITDA (2022LE) TEV / EBITDA (2023E) TEV / EBITDA (2024E) Source: Company Management Forecast, FactSet as of March 3, 2023 (1) Diamond shown as per the Company Management Forecast Large Companies Universe : Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Valuation For Reference Only (1) Valuation For Reference Only (1) Valuation For Reference Only (1) 16.8x 15.9x 12.5x 11.9x 3 rd Quartile: 40 3 rd Quartile: 3 rd Quartile: 3 rd Quartile:

Diamond: Companies Universe As of March 3, 2023

	Trading			Scale		Valuation Multiples		FCF Yield		Coverage	Leverage	Returns		Growth	
(USDm) except per share data	Share Price	Share Price Perf YTD	Broker Target Upside	Market Value	EBITDA 2022E	TEV / EBITDA 2022E	TEV / EBITDA 2023E	2022E	2023E	FCF / Dividends 2022E	Net Leverage 2022E	ROCE 2022E	Dividend Yield 2022E	Sales CAGR (22E-24E)	EBITDA CAGR (22E-24E)
Diamond [(1)]	6.34	48.8%	-5.4%	2,077	332	11.8x	10.6x	(2.7%)	7.5%	n/m	5.3x	5.4%	-	6.7%	9.4%
Smaller Companies Universe															
Ashland	103.68	-3.6%	25.4%	5,702	596	11.0x	10.5x	2.6%	6.4%	2.1x	1.0x	5.2%	1.2%	6.5%	7.2%
Avient	44.41	31.5%	8.1%	4,041	521	12.1x	11.9x	7.2%	5.1%	3.4x	3.0x	8.3%	2.8%	4.2%	6.1%
Axalta	31.05	21.9%	6.3%	6,878	811	12.5x	11.3x	2.1%	6.5%	n/m	3.8x	7.6%	-	4.6%	10.9%
ChampionX	33.00	13.8%	3.0%	6,745	608	11.9x	9.4x	4.6%	6.5%	6.9x	0.6x	11.6%	0.8%	5.3%	18.5%
HB Fuller	72.21	0.8%	10.8%	4,006	535	10.5x	9.5x	3.4%	5.6%	3.5x	3.1x	7.1%	1.0%	3.3%	9.9%
Ingevity	81.69	16.0%	22.4%	3,080	453	9.8x	8.8x	5.5%	6.4%	n/m	3.1x	10.8%	n/a	9.5%	9.8%
Innospec	111.35	8.3%	10.9%	2,779	228	11.6x	11.3x	1.5%	3.5%	n/m	n/a	11.4%	n/a	3.8%	7.7%
ISS	21.61	3.0%	-84.0%	4,012	621	9.2x	7.5x	8.7%	10.2%	6.3x	2.7x	7.8%	1.4%	4.0%	15.9%
Quaker	199.75	19.7%	1.6%	3,582	257	16.8x	15.3x	0.4%	4.2%	0.4x	3.0x	(6.3%)	1.0%	4.3%	12.1%
Sensient	76.14	4.4%	18.2%	3,217	247	15.8x	14.5x	(0.3%)	6.5%	(0.1x)	2.6x	n/a	2.2%	5.7%	6.9%
Stepan	105.97	-0.5%	33.1%	2,437	302	9.6x	9.7x	(3.9%)	0.4%	(3.2x)	n/a	9.5%	1.3%	1.6%	8.9%
3rd Quartile						12.5x	11.9x	5.5%	6.5%	5.6x	3.1x	10.9%	1.8%	5.7%	12.1%
Median						11.6x	10.5x	2.6%	6.4%	2.7x	3.0x	8.1%	1.2%	4.3%	9.8%
For reference only															
Ecolab	163.40	12.3%	2.2%	46,541	2,712	21.2x	19.4x	2.3%	3.1%	1.9x	2.9x	8.4%	1.4%	5.7%	9.7%
Large Companies Universe															
Dupont	74.65	8.8%	13.9%	37,085	3,261	11.3x	11.6x	(0.4%)	4.2%	(0.2x)	1.0x	5.4%	1.9%	0.7%	2.8%
Eastman	87.26	7.1%	5.4%	10,515	1,800	8.6x	8.6x	3.5%	6.2%	1.0x	2.5x	9.5%	3.7%	3.1%	5.3%
Entegris	87.34	33.2%	12.8%	13,093	1,179	15.6x	15.9x	(0.9%)	1.3%	(1.9x)	4.4x	7.5%	0.6%	0.5%	6.6%
PPG	137.46	9.3%	1.8%	32,523	2,378	16.8x	15.1x	1.7%	4.7%	1.0x	2.4x	8.4%	1.9%	3.3%	11.8%
Rentokil	6.20	1.9%	38.9%	18,917	1,655	13.2x	13.8x	2.3%	3.8%	2.1x	2.4x	5.7%	1.3%	-5.7%	2.0%
Sherwin-Williams	228.34	-3.8%	11.2%	59,460	3,608	19.8x	19.5x	2.1%	3.7%	2.1x	2.9x	15.6%	1.0%	1.1%	5.4%
Sodexo	92.22	-2.7%	21.8%	13,623	1,759	8.5x	7.5x	5.6%	7.0%	1.9x	1.1x	6.9%	2.9%	7.2%	11.1%
3rd Quartile						16.8x	15.9x	3.5%	6.2%	2.1x	2.9x	9.5%	2.9%	3.3%	11.1%
Median						13.2x	13.8x	2.1%	4.2%	1.0x	2.4x	7.5%	1.9%	1.1%	5.4%

Source: FactSet as of March 3, 2023
(1) Diamond shown as per the Company Management Forecast

EVERCORE

41

Precedent Transactions Analysis

- We have selected a set of US and EMEA hygiene / cleaning chemicals transactions, both executed by Strategics and Sponsors, for which multiples have been publicly disclosed
- We apply the reference range of 12.0x – 14.0x on Diamond's 2022LE EBITDA of $332m (from Company Management Forecast), representing a valuation range of $4.0bn – $4.7bn

Precedent Transactions (L15Y, TEV / LTM EBITDA)



Transactions shown for context only / not included in valuation analysis. Multiples and financials have not been publicly disclosed nor verified
Reference Range: 12.0x – 14.0x
9.7x
11.8x
12.7x
14.0x[1]
13.3x
Confidential
Confidential
Confidential
13.0x
13.0x[2]
13.0x
14.5x

Target	Diversey (CD&R)	Zep	Diversey (Sealed Air)	Zenith Hygiene	schülke (Air Liquide)	HOLCHEM (Ecolab)	kersia (Ardian)	SOPURA	Lonza Specialty Ingredients	iff Microbial Control	CID LINES (Rivean Capital)	CID LINES (IK Partners)
Acquiror	Sealed Air	NMC New Mountain Capital	BainCapital	Diversey	EQT	kersia	IK Partners	kersia	Cinven / BainCapital	LANXESS	IK Partners	ECOLAB
Date	Jun-11	Apr-15	Mar-17	Oct-17	Apr-20	May-20	Oct-20	Nov-20	Feb-21	Aug-21	Dec-15	Jan-20
TEV ($mm)	$4,355	$692	$3,200	$131	$1,088	$107	NA	NA	$4,672	$1,300	NA	$507
EBITDA ($mm)	449	59	251	9[1]	82	NA	NA	NA	358	100[2]	NA	NA
Margin (%)	14.3%	8.4%	12.8%	10.3%[1]	22.4%	NA	NA	NA	19.2%	22.2%[2]	NA	NA

Sources: Company Management Forecast, Company Filings, FactSet, Bloomberg, Mergermarket
Note: All figures shown are in US dollars, transactions denominated in GBP or EUR have been converted to USD based on the spot exchange at time of announcement
(1) Based on an average of Zenith's reported year ending 28th February 2017 and 2018 financials
(2) Figures stated in Lanxess press release, reflecting "normalized level, i.e. in an average year" per Lanxess press release

EVERCORE
42

Premiums Paid Analysis: Relevant U.S. Chemicals & Materials Transactions

Financial Sponsor Acquiror   *Strategic Acquiror*

% Offer Price Premium to:


Unaffected Share Price
25th Percentile: 19%
75th Percentile: 41%
Median: 28%
74% 38% 28% 42% 20% 26% 25% 13% 9% 28% 29% 35% 35% 25% 19% 63% 9% 19% 16% 67% 52% 11% 59% 47% 33% 35%
1-Month VWAP
25th Percentile: 16%
75th Percentile: 49%
Median: 31%
60% 31% 24% 53% 10% 17% 33% 13% 13% 21% 26% 51% 41% 31% 16% 68% 10% 11% 16% 84% 74% 16% 57% 40% 46% 39%
3-Month VWAP
25th Percentile: 16%
75th Percentile: 48%
Median: 29%
47% 22% 25% 66% 10% 16% 39% 16% 17% 15% 27% 51% 42% 35% 18% 50% 11% 11% 22% 73% 52% 16% 61% 32% 42% 49%
3-Month High
25th Percentile: 7%
75th Percentile: 29%
Median: 17%
27% 5% 15% 38% (14%) 8% 24% 10% 7% 6% 20% 29% 33% 21% 5% 29% 3% 0% 13% 47% 31% 8% 43% 12% 29% 29%
52-Week High
25th Percentile: 1%
75th Percentile: 19%
Median: 4%
24% 2% 15% 2% (16%) 8% 23% 4% 7% 1% 20% 20% 28% 1% 4% 14% 3% 0% 5% 28% (6%) (31%) (5%) 1% 29% (1%)
Rohm & Haas/ Dow (2008)
Hercules/ Ashland (2008)
Lubrizol/ Berkshire (2011)
Solutia/ Eastman (2012)
TPC/ First Reserve & SK (2012)
ATMI/ Entegris (2014)
AMCOL/ Minerals Technology (2014)
Rockwood/ Albemarle (2014)
Taminco/ Eastman (2014)
OM Group/ Apollo (2015)
Cytec/ Solvay (2015)
Airgas/ Air Liquide (2015)
Valspar/ Sherwin (2016)
Monsanto/ Bayer (2016)
Chemtura/ Lanxess (2016)
Calgon Carbon/ Kuraray (2017)
A Schulman/ Lyondell (2018)
KMG/ Cabot Micro (2018)
Nexeo/ Univar (2018)
Versum/ Merck KGaA (2019)
Omnova/ Synthomer (2019)
Innophos/ One Rock (2019)
Grace/ Standard Industries (2020)
Kraton / DL Chemicals (2021)
Rogers/ DuPont (2021)
CMC/ Entegris (2021)

Source: FactSet and press releases

EVERCORE

43

Discounted Future Share Price Analysis

(All financials in $mm unless otherwise stated)

2025E Basis

Discounted Future Share Price Analysis	Units	Low	Mid	High
Terminal Exit LTM EBITDA Multiple Range	x	10.0x	11.0x	12.0x
Multiple Delta between Smaller Companies Universe Median 2023E – 2022E Multiples (from LTM to NTM)	x		-1.2x	
Implied Terminal Exit NTM EBITDA Multiple Less Multiple Delta	**x**	**8.8x**	**9.8x**	**10.8x**
EBITDA 2026E	$mm		499.5	
Implied TEV	**$mm**	**4,411**	**4,910**	**5,410**
Net Debt 2025E[1]	$mm		-1,578	
Implied Equity Value – before other debt like items	**$mm**	**2,832**	**3,332**	**3,831**
Cost of Equity[2]	%		12.2%	
Discounted Equity Value (From December 31, 2025 to January 1, 2023) – before other debt like items	**$mm**	**2,005**	**2,359**	**2,712**
Other Debt-Like Items as of 2022LE	$mm		-61	
Discounted Equity Value (From December 31, 2025 to January 1, 2023) – after other debt like items	$mm	**1,944**	**2,297**	**2,651**
NOSH[3]	mm		327.5	
Implied Share Price	**$ / Sh**	**$5.93**	**$7.01**	**$8.09**

Note: (1) Excludes potential exercise of options and potential cash outflow connected with the Tax Receivable Agreement that Baryte has in place with the Company.
(2) Midpoint of Supply Side and Historical Cost of Equity Calculation for discounting based on unlevered smaller companies universe median Beta of 0.76 and Total Debt / Total Capitalisation of 27.5% (see WACC analysis page 49).
(3) Number of Shares Outstanding (NOSH) consists of 324.3mm total shares outstanding (324.3mm is inclusive of 2.6mm granted, vested and unvested MEIP (Management Equity Incentive Plan) shares) and all granted, vested and unvested 0.8mm PSUs (Performance Share Units) and 2.4mm RSUs (Restricted Share Units) as per Company Management.
Source: Company Management Forecast, Company Filings, FactSet as of March 3, 2023

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Key Upsides Key Risks Summary of Key Upsides / Risks to the Business Plan In a deflationary environment, lower raw material costs could translate into higher margins Benefits of recent lower inflation (not recognized until 2H 2023) Foreign exchange prices trending favorably imply better margins Potential to capture greater market share for customers in specific geographic areas such as North America Growth initiatives could be more realistic in a lower inflation environment Resolution of war in Ukraine would improve supply chain issues and thus improve margins Higher margins could translate into lower leverage, providing available capital for growth initiatives Large cost projects (Megalodon Project) are mostly complete Challenges to Diamond’s ability to grow volumes (prior focus more on price improvements) Lower ability to pass future price increases to customers due to risk of customer/volume loss Continued inflationary environment could increase raw material (caustic soda) prices Benefits of recent lower inflation will not be recognized until 2H 2023, implying 1H low margins Seasonality heading into 1H 2023 will limit cash flows Potential for further cost overruns (Megalodon Project, most but not 100% complete) Limited ability to deleverage near term due to seasonality and working capital Continuation of war in Ukraine on supply chain issues could negatively affect margins Availability and actionability of M&A targets given high leverage and poor stock price performance Management and employee retention Source: Company Management Forecast, Company Filings 45

Appendix Supporting Background Materials

Appendix A WACC Analysis

WACC Evaluation Key Conclusions

Conclusions

Cost of Capital inputs are elevated currently suggesting a WACC range for Diamond of c.9% - c.10%

Beta Conclusions

- On a 2Y basis (the standard for Beta evaluations), Diamond is incomparable vs its peers due to its IPO being less than 2 years ago
- Diamonds 1Y, 6M and 3M Beta's are significantly disrupted vs peers due to the limited free float and traded NOSH of the business, combined with factors such as the COVID-19 pandemic
- Ecolab, the closest peer of Diamond, but on a size and trading basis incredibly different, has seen a drastic change in its Beta vs the Large Chemical Companies Index as popularity for hygiene / disinfection stocks has seen powerful momentum post the pandemic
- It is observed that Diamond trades at a discount to Ecolab's Beta (on a 1Y and 6M basis)
- Therefore, a range lower than Ecolab but above the disrupted Beta's of Diamond has been selected (based on the Smaller Companies Index)

Cost of Debt

- Risk Free Rates and indeed Credit Spreads are elevated currently
- The 5-Yr median credit spreads with BBB ratings give a yield of 3.83% vs 5.82% spot yield
  - For reference, the current yield of the Diamond Senior Notes due 2029 yield 8.31% (below the ICE BoA B US High Yield Index (8.77%) but above the BB equivalent (7.22%)

Calculation Inputs

Risk-Free Rate	A risk-free rate of 4.24% has been applied which represents the 20Y US Treasury spot yield
Unlevered Beta	Unlevered Beta range of 0.66 – 0.85 representing the 1st and 3rd quartile of the Smaller Companies Universe Index with the mid point of 0.76 representing the median
Total Debt / Total Capitalization	Target Total Debt / Total Capitalization of between 20% and 35% representative of Peer group capitalizations
Equity Risk Premium	Equity Risk Premium of 6.22% for Supply Side and 7.46% for Historical scenarios based on Kroll ERP report and applies no specific country risk premium
Size Premium	As per Kroll CRSP size premia breakdown for companies with market capitalizations between $1,660m and $2,686m
Pre-Tax Cost of Debt	Pre-Tax Cost of Debt calculated as per BBB and BB US Corporate Effective Yields as of Jan 24 2023 20% Debt/Capitalisation = BBB+, 27.5% = BBB- and 35% = BB+
Tax	Effective Tax Rate of 29.5% as per Company management

Source: Company Management, Bloomberg, Damodaran, FactSet as of March 3, 2023, Kroll

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2-Year Weekly 1-Year Weekly Company Share Price (Current) Equity Value Debt Total Debt / Total Cap Adj. BBG Levered Beta Unlevered Beta Adj. BBG Levered Beta Unlevered Beta Diamond $6.34 $2,077 $2,047 49.6% n/a n/a 1.49 0.86 Ecolab 163.40 46,541 8,407 15.3% 1.27 1.12 1.26 1.11 Smaller Companies Universe Median NA 4,006 1,429 21.7% 0.93 0.76 0.84 0.73 Reference Large Companies Universe Median NA 18,917 7,095 24.2% 1.15 0.90 1.15 0.94 WACC Calc Supply Side Weighted Average Cost of Capital Risk-Free Rate 4.24% Market Risk Premium: 6.22% Unlevered Smaller Companies Median Beta 0.76 Total Debt / Total Capitalization Total Debt / Total Capitalization 27.5% 20.0% 27.5% 35.0% Levered Beta 0.97 0.66 9.0% 8.9% 8.8% Supply Side Historical 0.76 9.6% 9.5% 9.4% Equity Risk Premium 6.2% 7.5% 0.85 10.1% 10.0% 9.8% Size Premium 1.3% Equity Cost of Capital 11.6% 12.8% Historical Weighted Average Cost of Capital Market Risk Premium: 7.46% Total Debt / Total Capitalization Pre-Tax Cost of Debt 5.5% 20.0% 27.5% 35.0% After-Tax Cost of Debt 3.9% 0.66 9.8% 9.6% 9.5% 0.76 10.5% 10.3% 10.2% WACC Range 9.5% 10.3% 0.85 11.1% 10.9% 10.8% Peers WACC Unlevered Beta Unlevered Beta 1. Large Chemical Peers set consists of Ecolab, DuPont, Eastman, Entegris, PPG, Sherwin-Williams, Aramark, Cintas, Rollins, Sodexo and Rentokil 2. Smaller Chemical Peers set consists of Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient and Stepan 3. 20 Year US Treasury Bond 4. Unlevered Beta calculated as: Beta × (E/(E + D × (1-CT))); CT = Effective Tax Rate of 29.5% as per Company Management 5. Capital structure range based target capital structure 6. Assumes no country specific risk 7. As per Kroll CRSP size premia breakdown for companies with market capitalizations between $1,660m and $2,686m 8. Pre-Tax Cost of Debt calculated as per BBB and BB US Corporate Effective Yields as of Mar 2 2023 9. 20.0% assumed as BBB+ rating (implied leverage ~2.9x 2022E EBITDA) with Kd of 5.0%, 27.5% assumed as BBB-rating (~2.0x) with Kd of 5.5% and 35.0% assumed as BB+ rating (~1.35x) with 6.0% Kd Weighted Average Cost of Capital (WACC) Analysis Sources: Company Information, Bloomberg, Damodaran, FactSet as of March 3, 2023, Kroll (1) (2) (3) (4) (5) (6) (7) (8) (8) (9) (9) 1 st Quartile 3 rd Quartile 49

Detailed WACC Peer Overview

Company	Share Price (Current)	Equity Value	Debt	Debt / Capitalization	1-Year Weekly Adj. Bloomberg (Levered) Beta	1-Year Weekly Unlevered Beta	2-Year Weekly Adj. Bloomberg (Levered) Beta	2-Year Weekly Unlevered Beta
Diamond	**6.34**	**2,077**	**2,047**	**49.6%**	**1.49**	**0.86**	**n/a**	**n/a**
Key Peer								
Ecolab	163.40	46,541	8,407	15.3%	1.26	1.11	1.27	1.12
Large Companies Universe								
DuPont	74.65	37,085	11,851	24.2%	1.18	0.96	1.17	0.95
Eastman	87.26	10,515	5,065	32.5%	1.26	0.94	1.22	0.90
Entegris	87.34	13,093	5,866	30.9%	1.83	1.38	1.79	1.35
PPG	137.46	32,523	7,601	18.9%	1.17	1.00	1.12	0.95
Sherw in-Williams	228.34	59,460	12,508	17.4%	1.00	0.87	0.99	0.86
Aramark	37.52	9,808	8,529	46.5%	1.15	0.70	1.15	0.70
Cintas	441.85	45,668	3,100	6.4%	1.13	1.08	1.16	1.10
Rollins	35.32	17,394	336	1.9%	0.85	0.84	0.76	0.75
Sodexo	92.22	13,623	7,095	34.2%	0.57	0.41	0.80	0.58
Rentokil	6.20	18,917	6,056	24.2%	1.01	0.80	0.66	0.52
			Large Cap 1st Quartile	**17.8%**	**1.00**	**0.81**	**0.85**	**0.71**
			Large Cap Peer Median	**24.2%**	**1.15**	**0.94**	**1.15**	**0.90**
			Large Cap Peer Mean	**23.0%**	**1.13**	**0.92**	**1.10**	**0.89**
			Large Cap 3rd Quartile	**32.1%**	**1.18**	**0.99**	**1.16**	**0.95**
Smaller Companies Universe								
Ashland	103.68	5,702	1,429	20.0%	0.84	0.71	0.90	0.76
Avient	44.41	4,041	2,237	35.6%	1.48	1.05	1.42	1.01
Axalta	31.05	6,878	3,761	35.4%	1.16	0.83	1.16	0.83
ChampionX	33.00	6,745	734	9.8%	0.83	0.77	0.94	0.87
HB Fuller	72.21	4,006	1,806	31.1%	0.95	0.71	0.98	0.74
Ingevity	81.69	3,080	1,531	33.2%	0.83	0.61	0.85	0.62
Innospec	111.35	2,779	45	1.6%	0.74	0.73	0.67	0.66
ISS	21.61	4,012	2,408	37.5%	0.48	0.33	0.50	0.35
Quaker	199.75	3,582	992	21.7%	1.92	1.60	1.68	1.40
Sensient	76.14	3,217	687	17.6%	1.00	0.87	0.93	0.81
Stepan	105.97	2,437	651	21.1%	0.82	0.69	0.79	0.66
			Mid Cap 1st Quartile	**18.8%**	**0.83**	**0.70**	**0.82**	**0.66**
			Mid Cap Peer Median	**21.7%**	**0.84**	**0.73**	**0.93**	**0.76**
			Mid Cap Peer Mean	**24.1%**	**1.00**	**0.81**	**0.98**	**0.79**
			Mid Cap 3rd Quartile	**34.3%**	**1.08**	**0.85**	**1.07**	**0.85**

Sources: Company Information, Bloomberg, FactSet as of March 3, 2023, Kroll

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Increasing Cost of Debt Over Time Source: Federal Reserve Economic Data (FRED), ICE BofA US Corporate Index Option-Adjusted Spreads (as of March 2, 2023) and FactSet Note: The ICE BofAML OASs are the calculated spreads between a computed OAS index of all bonds in a given rating category and a spot Treasury curve Risk Free Rate Credit Rating Spread Risk Free Rate & Credit Spreads Average Over Time Yield Credit Rating 2.29% 2.29% 3.64% 3.64% 4.24% 4.24% 2.54% 1.54% 2.97% 1.77% 2.79% 4.83% 1.58% 3.83% 6.61% 5.41% 7.03% 5.82% BB BBB BB BBB BB BBB 5Yr Median 1Yr Median Spot 51

Diamond Corporate Bond vs Indices Diamond has traded both wide of and inside of the BankAmerica B Index, suggesting that Index pricing is a relevant proxy for Diamond yields at a given rating 8.31% 7.22% 5.96% 8.77% 0% 2% 4% 6% 8% 10% 12% Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Diamond Senior Notes ICE BofA BB US High Yield Index ICE BofA BBB US Corporate Index Source: Bloomberg of March 3, 2023, FRED ICE BofA B US High Yield Index Diamond Senior Notes B Index BB Index BBB Index 1 Month Avg: 7.87% 8.48% 6.86% 5.64% 3 Month Avg: 8.13% 8.54% 6.73% 5.55% 6 Month Avg: 8.89% 8.84% 6.97% 5.75% 12 Month Avg: 8.08% 8.25% 6.40% 5.18% Late Sept 2021 Pricing of $500m Senior Notes 4.625% Senior Notes due 2029 52

Appendix B Further Supporting Materials

Diamond Net Debt 2022LE (All financials in $mm unless otherwise stated) Notes: (1) Excludes potential exercise of options and potential cash outflow connected with the Tax Receivable Agreement that Baryte has in place with the Company (2) Unfunded pension deficit assumes a 21% tax shield per Company Management Source: Company Management, Company Filings Diamond Net Debt 2022LE Units Latest View Net Financial Debt $mm 1,780 (+) Pension Deficit (After-Tax)(2) $mm 55 (+) Contingent Consideration $mm - (+) Asset Retirement Obligations $mm 6 Other Debt-Like Items $mm 61 Other Cash-Like Items $mm - Total Net Debt(1) $mm 1,841 54

Current Ratings Recent Comments S&P’s Credit Opinion: 23 June 2022 Moody’s Credit Opinion: 22 March 2022 Recent Rating Agencies Commentaries Corporate Rating B Outlook Stable Analyst Daniel G Marsh Corporate Rating B2 Outlook Positive Analyst Joseph Princiotta Source: Moody’s and S&P Credit Research Diamond's B2 CFR rating is supported by the company's exposure to stable and faster growing end markets, industry leading positions, a global footprint, low customer concentration and long-standing customer relationships The credit profile also reflects moderately aggressive growth objectives focusing on new business wins and food service growth, both of which require investment, and occasional bolt-on acquisitions to support and drive growth The credit profile also reflects fragmented and competitive markets and exposure to foreign exchange movements given that roughly three-quarters of its revenues are generated outside the U.S Diamond (BC) B.V. (Diversey) has underperformed our prior expectations, with significant inflation in direct material costs weighing on EBITDA margins over the past few quarters The company has instituted pricing actions and energy surcharges to offset these pressures, however, we now anticipate credit metrics will be modestly weaker in 2022 versus our previous forecast Demand in the company's base institutional segment has also rebounded marginally slower than expected following pandemic-related declines, particularly in European and emerging markets (about 70% of revenue), where re-opening proceeded slower than in North America As a result, we affirmed our 'B' issuer-credit rating on Diversey, and revised our outlook to stable from positive 55